UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On March 31, 2006, Iconix Brand Group, Inc., a Delaware Corporation (“Registrant”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) between Registrant and Mudd (USA) LLC, a Delaware limited liability company (the “Seller”).

Upon consummation of the transactions contemplated by the terms of the Purchase Agreement, the Registrant will acquire from the Seller substantially all of the Seller’s assets related to Seller’s business of marketing, licensing and managing the Seller’s MUDD® brands, trademarks, intellectual property and related names worldwide, excluding China, Hong Kong, Macau and Taiwan (the “Assets”), effective as of March 31, 2006 (the “Effective Time”). The Purchase Agreement provides for a purchase price for the Assets of: (i) $45,500,000 in cash (the “Cash Consideration”), (ii) the issuance to the Seller of such number of restricted shares of the Registrant’s common stock ($0.001 par value per share) (“Common Stock”) as equals $42,500,000 (the “Shares”) divided by the average per share closing price reported on the Nasdaq National Market for the 20 consecutive trading days immediately preceding the closing date of the transaction, but in no event less than 3,269,231 shares of Common Stock and (iii) the assumption of liabilities relating to services to be performed, payments to be made or goods to be delivered under contracts transferred pursuant to the Purchase Agreement and all trademark office maintenance fees relating to all marks transferred pursuant to the Purchase Agreement arising after the Effective Time (collectively, the “Purchase Price”). If the number of shares of Common Stock to be issued as part of the Purchase Price would exceed 19.99% of Registrant’s total issued and outstanding shares of common stock on the date the transaction closes based upon the calculation in subsection (ii) above, or in lieu of the issuance of any Shares of Common Stock above 19.99% the Cash Consideration will be increased by an amount equal to the number of Shares Seller would have received if not for the 19. 99% cap multiplied by the average per share closing price in subsection (ii) above. The Purchase Price will be adjusted following the closing of the transaction as follows: (a) the Purchase Price will be decreased by an amount equal to any advances on royalties and any royalties paid to Seller under a contract transferred pursuant to the Purchase Agreement received by Seller between the Effective Time and the date the transaction closes and (ii) the Purchase Price will be increased by an amount equal to the pro rata portion of royalties received by Registrant after the date the transaction closes under contracts transferred pursuant to the Purchase Agreement for all periods prior to the Effective Time.

The Shares are to be issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under 4(2) of the Act. The issuance of the Shares will not involve any public offering; the Registrant will make no solicitation in connection with the issuance of the Shares other than communications with the Seller; the Registrant has obtained representations from the Seller regarding its investment intent, experience and sophistication; the Seller has either received or had access to adequate information about the Registrant in order to make informed investment decisions; the Registrant reasonably believed that the Seller is an accredited investor and the certificates representing the Shares will be issued with restricted securities legends.

The Registrant has agreed to file a registration statement (the “Registration Statement”) covering the resale of the Shares, and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission within 180 days after the transaction closing date.

The Seller has agreed not to sell or transfer more than 50% of the total number of Shares, during the period commencing on the transaction closing date and ending six months following the earlier of (i) the effective date of the Registration Statement and (ii) sixty days after the closing date (such period being the “Restricted Period”). The Seller has also agreed that it will not transfer more than 75% of the total number of Shares between the date the transaction closes and the three month anniversary of the Restricted Period.

In connection with the transaction, the Registrant will sell the Assets to IP Holdings, LLC, a special purpose entity in which the Registrant owns directly a 53.5% limited liability company interest and owns indirectly through subsidiaries the remaining limited liability company interests (“IP Holdings”). On the transaction closing date, IP Holdings will enter into a license agreement (the “License Agreement”) with the Seller in which it will grant the Seller the exclusive right to use the MUDD® trademark in connection with the design, manufacture, sale and distribution of women’s and children’s woven bottoms in the United States. Seller has guaranteed for two years minimum licensing revenues from the Assets and royalties under the Licensing Agreement. The guaranty and certain obligations to the Registrant under the Purchase Agreement are secured by the pledge by the Seller of cash and Shares.

The Seller has agreed to enter into non-competition agreements relating to the MUDD® brand with certain key employees of the Seller prior to the transaction closing date.

The parties have agreed to negotiate in good faith following the closing to enter into commercially reasonable arrangements for the exploitation of marks in Asia (outside of China) and the Middle East providing for an equal sharing of costs and royalties.

The transaction is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and other customary conditions. The transaction is expected to close in April 2006. In the event that the transaction is not completed by April 14, 2006, Registrant has agreed to pay Seller $25,000 per day beginning on April 15, 2006 through the transaction closing date.

The financing for the purchase of the Assets by IP Holdings from the Registrant will be accomplished through the private placement by IP Holdings of $135,564,529 aggregate principal amount of IP Holdings Asset-Backed Notes (the “Notes”). The issuance of the Notes will raise $49,000,000 in new financing for IP Holdings (before giving effect to the payment of expenses in connection with the issuance of the Notes and required deposits to reserve funds), and approximately $86,564,529 principal amount of the Notes will be exchanged for notes previously issued by IP Holdings. In consideration for the purchase of the Assets by IP Holdings from the Registrant, IP Holdings will pay to the Registrant $45,500,000 and increase the Registrant’s capital account in IP Holdings in an amount equal to the remaining value of the Assets. The Notes will be secured by the Assets, as well as by other intellectual property assets owned by IP Holdings. The Notes will be issued pursuant to a Fourth Amended and Restated Indenture between IP Holdings and Wilmington Trust Company, as trustee, and will be purchased by Mica Funding, LLC pursuant to a Note Purchase Agreement among the Registrant, IP Holdings and Mica Funding, LLC. The payment of the principal of and interest on the Notes will be made from amounts received by IP Holdings under license agreements with various licensees of the Assets and IP Holdings’ other intellectual property assets. The Registrant is not obligated, and the Registrant’s assets are not available, to pay any amounts with respect to the Notes if amounts received under such license agreements are insufficient to make such payments. IP Holdings’ assets are not available to pay any obligations of the Registrant.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text thereof, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Registrant or the Seller. The Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit 2.1*	Asset Purchase Agreement dated as of March 31, 2006, between Iconix Brand Group, Inc. and Mudd (USA) LLC

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Iconix Brand Group, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Neil Cole
Neil Cole
Chief Executive Officer

Date: April 6, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 2.1	Asset Purchase Agreement dated as of March 31, 2006, between Iconix Brand Group, Inc. and Mudd (USA) LLC